EXHIBIT 99.1

Spherix Announces Second Quarter 2012 Financial Results

Conference Call to be Held August 16 at 1:00 p.m. Eastern Time

BETHESDA, Md., Aug. 13, 2012 (GLOBE NEWSWIRE) -- Spherix Incorporated (Nasdaq:SPEX) – an innovator in biotechnology for therapy in diabetes, metabolic syndrome and atherosclerosis, and provider of technical and regulatory consulting services to food, supplement, biotechnology and pharmaceutical companies – today reported financial results for the three and six months ended June 30, 2012, and recent and upcoming business highlights.

Second Quarter and Upcoming Highlights

  Pharmaceutical Development
  Held a SPX106T pre-IND meeting with FDA and are awaiting their response to our questions before submitting the IND.
  Announced that SPX106T reduced very low-density lipoprotein complexes (VLDLs) by 36% (p=0.05) in the blood of apolipoprotein E-deficient mice consuming a diet containing SPX106T, fat and cholesterol, compared with those consuming one containing sucrose, fat and cholesterol.
  Recent and upcoming trade and professional shows:
  -- September 9-11, 2012: Dr. Claire Kruger, Chief Executive Officer, and Dr. Robert Lodder, President, will be presenting a corporate overview at the Rodman & Renshaw Annual Global Investment Conference, The Waldorf Astoria, New York, NY.
  -- September 30-October 5, 2012:  Spherix's President, Dr. Robert Lodder will present two papers, "Nonparametric Feature Detection for Multifactorial Diseases with Ultrahigh Dimensional Data Spaces" and "Experimental Mechanisms for Suppression of Atherogenesis and Plaque Development" (title tentative), co-authored with Dr. Claire Kruger, Chief Executive Officer, Dr. A. Wallace Hayes, Spherix's Principal Advisor, and Dr. Dietrich Conze, Spherix's Science Consultant, at the SciX meeting in Kansas City, Missouri.
  -- October 14-18, 2012: Spherix's President, Dr. Robert Lodder will present a paper "Effect of SPX106T on Lipid Profiles and Atherosclerosis", co-authored with Brittney. Metts, University of Kentucky Department of Chemistry, Dr. Dietrich Conze, Spherix Science Consultant, Dr. Claire Kruger, Chief Executive Officer of Spherix, and Dr. Lisa Cassis, Chair of Pharmacology at the University of Kentucky
  -- Dr. Lodder presented to investors as part of the 7th LHA Life Sciences & Medical Technologies Virtual Conference.
  Health Sciences Consulting
  Recent publications:
  -- Dr. Nancy Booth, Spherix's Science Consultant, Drs. Kruger and Hayes, and Dr. Roger Clemens, Spherix's Senior Consultant, authored "An innovative approach to the safety evaluation of natural products: Cranberry (Vaccinium macrocarpon Aiton) leaf aqueous extract as a case study," Food and Chemical Toxicology 50, 3150–3165, 2012.
  Recent and upcoming trade and professional shows:
  -- Dr. Kruger was a Guest Lecturer on June 2, 2012 at the USC Health Science Campus, where she conducted a session entitled "Working Through the GRAS Process" as part of course MPTX 514: Regulation of Foods and Dietary Supplements.
  -- Dr. Hayes co-chaired "Debate on Safe Intakes of Omega-3's" on June 7, 2012 as part of the GOED Exchange 2012 in Boston.

Financial Results for the Three and Six Months Ended June 30, 2012

The net loss for the second quarter of 2012 was $0.7 million or $0.18 per share, compared with a net loss of $1.0 million or $0.40 per share for the second quarter of 2011.  Research and development expense was $0.1 million in the second quarter of 2012, compared with $0.4 million in the second quarter of 2011. The decrease reflects the completion of SPX-106T preclinical studies. Working capital was $3.8 million as of June 30, 2012, compared with $4.6 million as of December 31, 2011. The Company's cash and cash equivalents as of June 30, 2012 were $4.2 million, compared with $4.9 million as of December 31, 2011. In February 2012 Spherix raised $1.15 million in a registered direct offering.

The net loss for the six months ended June 30, 2012 was $1.9 million or $0.48 per share, compared with a net loss of $1.2 million or $0.50 per share for the six months ended June 30, 2011. Research and development expense was $0.5 million for the six months ended June 30, 2012, compared with $0.8 million for the prior-year period.

In the past quarter, Spherix initiated preclinical development of SPX723 (a compound licensed from the University of Kentucky) and SPX100 (a novel composition of matter invented by Spherix), both of which address dyslipidemia.  The first test batch of SPX723 has been produced while synthesis of SPX100 is ongoing.  The next step for SPX723 will be the initial bioanalytical characterization, which will be followed by efficacy testing in animal models.  SPX100 will follow a similar development path.

The Company is preparing to submit an Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA) for SPX106T, a combination of SPX-106 and D-Tagatose.  Pending FDA approval, a human proof-of-concept trial of SPX106T is expected to begin as early as the 4th quarter of 2012.  In general, combination therapies have proven to be very effective in treating complex diseases such as cancer, infectious diseases, cardiovascular disease, diabetes and metabolic syndrome because they improve treatment responses and/or minimize development of drug resistance.

Spherix estimates that it will likely take three or more years to complete the studies and clinical trials necessary to attract a pharma partner to complete the development of SPX106T, and an additional two to four years to complete all necessary studies for a New Drug Application (NDA) filing for D-tagatose or SPX106T.

"As we continue to generate preclinical data with SPX106T, we become increasingly optimistic about the potential for this compound to treat several indications associated with dyslipidemia," said Dr. Claire Kruger. "Our most recent study showed a reduction in the growth rate of AAAs in two different strains of mice prone to hyperlipidemia. These data come on the heels of a study showing that SPX106T reduced very low-density lipoprotein complexes in mice fed a Western diet. We are looking forward to beginning safety and proof-of-concept work in humans."

"Our growth strategy remains intact," added Dr. Kruger. "We continue to look at applying our expertise in drug development to in-license or partner with others for compounds further along the development pathway. In particular, we are looking at combination drugs where we may apply our expertise using the dynamic data-driven application simulation approach to more efficiently choose drug candidates.  We have reviewed a number of potential candidates, and are taking an extremely judicious approach to committing our funds and expertise."

Conference Call

Spherix management will host a conference call to provide a business update and answer questions on Thursday, August 16, 2012 beginning at 1:00 p.m. Eastern time. The business update will include study results from the past quarter, directions for the drug development program and financial results.

To access the conference call, from the U.S. please dial (866) 322-1503 and from outside the U.S. please dial (706) 643-0669. All listeners should provide the following passcode 15066025. Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Company's website, www.spherix.com.

Following the end of the conference call, a telephone replay will be available until midnight Eastern time August 22 and can be accessed by dialing (855) 859-2056 from the U.S. or (404) 537-3406 from outside the U.S. All listeners should provide the following passcode: 15066025. The webcast will be available for 30 days.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company under the name Biospherics Research. The Company now leverages its scientific and technical expertise and experience through its two subsidiaries – Biospherics Incorporated and Spherix Consulting, Inc. Biospherics is dedicated to developing and licensing/marketing proprietary therapeutic products for treatment of diabetes, metabolic syndrome and atherosclerosis. Biospherics is exploring new drugs and combinations for treatment of high triglycerides, a risk factor for atherosclerosis, myocardial infarction, and stroke. Spherix's Consulting subsidiary provides scientific and strategic support for suppliers, manufacturers, distributors and retailers of conventional foods, biotechnology-derived foods, medical foods, infant formulas, food ingredients, dietary supplements, food contact substances, pharmaceuticals, medical devices, consumer products and industrial chemicals and pesticides. For more information, please visit www.spherix.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of our products, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our continuing efforts to develop products may be unsuccessful, our common stock could be delisted from the Nasdaq Capital Market, and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenue	$ 206,103	$ 186,050	$ 415,665	$ 492,353

Operating expenses
Direct costs	(134,001)	(119,019)	(243,465)	(249,315)
Research and development expense	(138,250)	(404,499)	(509,653)	(760,002)
Selling, general and administrative expense	(682,349)	(685,514)	(1,568,021)	(1,617,718)
Total operating expenses	(954,600)	(1,209,032)	(2,321,139)	(2,627,035)

Loss from operations	(748,497)	(1,022,982)	(1,905,474)	(2,134,682)
Interest income	922	866	1,944	2,085
Other income	--	8,377	--	53,007
Gain on settlement of obligations	--	--	--	845,000
Loss before taxes	(747,575)	(1,013,739)	(1,903,530)	(1,234,590)

Income tax expense	--	--	--	(14,485)

Net loss	$ (747,575)	$ (1,013,739)	$ (1,903,530)	$ (1,249,075)

Net loss per share, basic	$ (0.18)	$ (0.40)	$ (0.48)	$ (0.50)
Net loss per share, diluted	$ (0.18)	$ (0.40)	$ (0.48)	$ (0.50)

Weighted average shares outstanding, basic	4,159,777	2,562,488	3,940,898	2,505,568
Weighted average shares outstanding, diluted	4,159,777	2,562,488	3,940,898	2,505,568

Condensed Consolidated Balance Sheets

ASSETS	June 30, 2012 (Unaudited)	December 31, 2011
Current assets
Cash and cash equivalents	$ 4,198,890	$ 4,911,350
Trade accounts receivable, net of allowance of $0 and $8,174	209,506	286,065
Other receivables	17,648	293
Prepaid research expenses	--	209,780
Prepaid expenses and other assets	55,168	120,427
Total current assets	4,481,212	5,527,915

Property and equipment, net of of accumulated depreciation of $299,445 and $265,502	59,138	91,482
Patents, net of accumulated amortization of $0 and $2,146	--	--
Deposit	25,625	35,625
Total assets	$ 4,565,975	$ 5,655,022

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$ 180,096	$ 269,996
Accrued salaries and benefits	354,166	549,815
Deferred revenue	105,275	72,871
Total current liabilities	639,537	892,682

Deferred rent	40,423	47,675
Total liabilities	679,960	940,357

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 par value, 2,000,000 shares authorized; 5,250 series B issued and 1 outstanding at June 30, 2012 and December 31, 2011	--	--
Common stock, $0.01 par value, 50,000,000 shares authorized; 4,167,820 and 3,103,004 issued, 4,159,777 and 3,094,461 outstanding at June 30, 2012 and December 31, 2011, respectively	41,678	31,030
Paid-in capital in excess of par value	43,359,538	42,295,306
Treasury stock, 8,043 shares	(464,786)	(464,786)
Accumulated deficit	(39,050,415)	(37,146,885)
Total stockholders' equity	3,886,015	4,714,665
Total liabilities and stockholders' equity	$ 4,565,975	$ 5,655,022
CONTACT: Investor Relations
         Phone: (301) 897-2564
         Email: info@spherix.com